Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(62,487)
Unrealized Gain (Loss) on Market Value of Futures	321,208
Dividend Income	1,228
Interest Income	2,337
ETF Transaction Fees	350
Total Income (Loss)	$262,636

Expenses
General Partner Management Fees	$4,825
Brokerage Commissions	1,682
Non-interested Directors' Fees and Expenses	57
Prepaid Insurance Expense	108
NYMEX License Fee	121
Total Expenses	6,793
Expense Waiver	(566)
Net Expenses	$6,227
Net Income (Loss)	$(256,409)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/17	$9,294,113
Withdrawals (50,000 Shares)	(3,183,448)
Net Income (Loss)	256,409

Net Asset Value End of Month	$6,367,074
Net Asset Value Per Share (100,000 Shares)	$63.67

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612